                                                                     EXHIBIT 4.1

NARAYAN CAPITAL CORP.

A FLORIDA CORPORATION

100,000,000 SHARES COMMON STOCK, NO PAR VALUE

This certifies that _________________________________________________ is hereby issued ____________________________________________________ fully paid and non-assessable Shares of Common Stock of Narayan Capital Corp., transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, Narayan Capital Corp. has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed as of this ___ day of
__________________20 ______.

________________________                   ______________________________
President                                                          Secretary